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                                                             Exhibit 16

                      [LETTERHEAD OF GRANT THORNTON LLP]

October 5, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:   Medis Technologies Ltd.


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Medis Technologies, Ltd., dated October 4, 2000, and agree with the statements contained therein as pertains to our Firm.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP